Exhibit 3.11

[LOGO APPEARS HERE]	ARTICLES OF ORGANIZATION (R.S. 12:1301)
	Domestic Limited Liability Company Enclose $75.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to: Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

STATE OF LIVISIANA Check	one: ☒ Business ☐ Nonprofit

PARISH/COUNTY OF JEFFERSON

1.	The name of this limited liability company is: Ruth’s Chris Steak House Boston, LLC

2.	This company is formed for the purpose of: (check one)

☒	Engaging in any lawful activity for which limited liability companies may be formed.

☐

(use for limiting activity)

3.	The duration of this limited liability company is: (may be perpetual) PERPETUAL

4.	Other provisions:
________________________________________________________________________________________
________________________________________________________________________________________
________________________________________________________________________________________

Signatures:
/S/ [ILLEGIBLE]

On this 29th day of July, 2004 before me, personally appeared Thomas J. Pennison, Jr. to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed.

/S/ [ILLEGIBLE]	[LOGO APPEARS HERE]
Notary

(See instructions on back)

[ILLEGIBLE]

[LOGO APPEARS HERE]	LIMITED LIABILITY COMPANY INITIAL REPORT (R. S. 12:1305 (E))

1.	The name of this limited liability company is: Ruth’s Chris Steak House Boston, LLC

2.	The location and municipal address, not a post office box only, of this limited liability company’s registered office:

3321 Hessmer Avenue, Metairie, LA 70002

3.	The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:

CT Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809
_____________________________________________________________________________________
_____________________________________________________________________________________

4.	The names and municipal addresses, not a post office box only, of the first managers, or the members:

Ruth’s Chris Steak House, Inc. (Sole Member)

3321 Hessmer Avenue

Metairie, LA 70002

To be signed by each person who signed the articles of organization:

/S/[ILLEGIBLE]

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):
/S/ VICTOR ALFANO
Victor Alfano Assistant Secretary

Sworn to and subscribed before me, the undersigned Notary Public, on this date:7/30/04

/S/ JANE M. ZACHRITZ
Notary

[LOGO APPEARS HERE]

[ILLEGIBLE]

(See instructions on back)